EXHIBIT 10.1

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT
(Bryan Dairy East Business Park – Zhone Technologies)
THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (the “Amendment”) is made as of the 7th day of June, 2016 by and between BACM 2005-3 BRYAN DAIRY INDUSTRIAL, LLC, a Florida limited liability company (the “Landlord”), and ZHONE TECHNOLOGIES, INC., a Delaware corporation (the “Tenant”).
RECITALS:
A.Landlord and Tenant are parties to an Office Lease Agreement dated February 9, 2016 (the “Lease”) for a premises (the “Premises”) that consists of approximately 81,000 rentable square feet and is known as Suite 150 in the building (the “Building”) with an address of 7340 Bryan Dairy East, Largo, Florida 33777, located in the project known as Bryan Dairy East Business Park (the “Project”), as more particularly described in the Lease.
B.Landlord delivered possession of the Premises to Tenant in the condition required under the Lease on February 19, 2016.
C.As of the date of this Amendment, Tenant is constructing the Tenant Improvements (as defined in the Lease).
D.As part of Tenant’s construction of the Tenant Improvements, Tenant will replace the HVAC system serving the Premises as of the Commencement Date.
E.Landlord and Tenant wish to amend the Lease with regard to the parties’ ongoing obligations related to the HVAC system serving the Premises, pursuant to the terms of this Amendment.
AGREEMENT:
NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises and covenants contained in this Amendment and in the Lease, and intending to be legally bound by the terms of this Amendment, agree to amend the Lease as follows:
1.    Delivery of Possession. The “Commencement Date” as defined in Paragraph 1.5 of the Lease is February 19, 2016.

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2.    Tenant Improvements.
(a)    Landlord and Tenant acknowledge and agree that Tenant shall replace the HVAC system serving the Premises as of the Commencement Date as part of Tenant’s construction of the Tenant Improvements. Tenant agrees to perform such replacement pursuant to the terms of the Lease, including, but not limited to, the terms of the Construction Rider attached as Schedule 3 to the Lease.
(b)    Notwithstanding anything in the Lease or this Amendment to the contrary, the Tenant Improvement Allowance (as defined in the Lease) shall be One Million One Hundred Ninety-Eight Thousand Two Hundred Forty-Eight and 00/100 Dollars ($1,198,248.00). Landlord acknowledges that Landlord has not paid to Tenant the Tenant Improvement Allowance as of the date of this Amendment, and Tenant has not waived any right to Tenant’s receipt of the Tenant Improvement Allowance.
3.    HVAC Obligations.
(a)    (i)    Notwithstanding any provision in the Lease to the contrary, Tenant, at Tenant’s sole expense, shall maintain, repair and replace the HVAC system serving the Premises so that such system is in good condition, including, but not limited to, entering into an HVAC Contract with an HVAC Contractor (as those terms are defined in the Lease).
    (ii)    Tenant shall be the beneficiary of (A) any warranties on the HVAC system serving the Premises that Tenant installs in the Premises, and (B) any monetary incentives related to the (1) HVAC system serving the Premises that Tenant installs in the Premises and (2) lighting installations serving the Premises that Tenant installs in the Premises, including, but not limited to, rebates from Duke Energy.
(b)    The third and fourth paragraphs of Section 11.1 of the Lease are hereby deleted, and Landlord’s obligation to (i) reimburse Tenant for any costs in excess of the HVAC Unit Cap (as defined in the Lease) and (ii) replace the HVAC system serving the Premises, are hereby deleted and of no further force or effect.
4.    Property Management Fee. The Landlord will not charge any property management fees in connection with the maintenance, repair or replacement of the HVAC system serving the Premises that Tenant installs in the Premises, during the Term of the Lease.
5.    Effect of Modification. Except as modified by this Amendment, all of the terms and conditions of the Lease shall remain in full force and effect. To the extent that there is any conflict between this Amendment and the Lease, the provisions of this Amendment shall govern and control. Except where the context otherwise requires, all references in this Amendment to the “Lease” shall be deemed to include the provisions of this Amendment, including all modifications to the Lease as set forth above.

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6.    Captions and Counterparts. The captions and section headings contained in this Amendment are for convenience of reference only and shall not be used in construing or enforcing any of the provisions of this Amendment. This Amendment may be executed in counterparts and/or with counterpart signature pages, all of which together shall constitute a single agreement.
[Signatures Appear on Following Pages.]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

“LANDLORD”
BACM 2005-3 BRYAN DAIRY INDUSTRIAL, LLC, a Florida limited liability company
WITNESSES:
By:    LNR PARTNERS, LLC, a Florida limited
liability company, its Manager

/s/ Angela Ospina
Name:	Angela Ospina
		By:	/s/ Rodolfo S. Lauredo
/s/ Zamira Colon		Name:	Rodolfo S. Lauredo
Name:	Zamira Colon	Title:	Vice President

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“TENANT”
ZHONE TECHNOLOGIES, INC., a Delaware corporation
WITNESSES:

/s/ Chi Hoang
Name:	Chi Hoang
		By:	/s/ Kirk Misaka
/s/ Kim Vo		Name:	Kirk Misaka
Name:	Kim Vo	Title:	CFO

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